                                                                   Exhibit 10.33

                                January 21, 2000

John Giordano
5 Queen Anne Road
Hopkinton, MA 01748

Dear John:

      This letter is an addendum to your Employment Agreement dated January 21, 2000.

      As an added incentive for you to remain with Peritus during the next two quarters, Peritus agrees to pay you the following additional retention payments.

      Retention Period      Payment Date             Payment Amount
      ----------------      ------------             --------------

      1st Quarter 2000      April 1, 2000                $60,000.00
      2nd Quarter 2000      July 1, 2000                $100,000.00

      The above payments (less applicable withholding taxes) will be paid to you on the dates shown so long as you are employed by Peritus throughout the retention period.

      Any unpaid portion of the above payments will be immediately paid upon (i) termination of your employment by the Company without cause, or, (ii) the merger, liquidation, consolidation, sale of substantially all of the assets, bankruptcy, reorganization or receivership of the Company.


     Peritus Software Services, Inc.


     By:_________________________                    ________________________

     Roland Pampel                                   John Giordano
     Member Board of Director's                      President and CEO
     Compensation Committee